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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 1998



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



            Colorado                    0-21821               93-0962072
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   State or Other Jurisdiction         Commission            IRS Employer
of Incorporation or Organization       File Number         Identification No.



                410 17th Street, Suite 400 Denver, Colorado 80202
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               Address of Principal Executive Offices and Zip Code



        Registrant's telephone number, including area code (888) 313-8051
                                                           --------------



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Item 5.    OTHER EVENTS


Congress Financial Corporation has issued a $25 million credit facility proposal to Consolidated Capital of North America, Inc. (the "Company") to finance the acquisition by a subsidiary of the Company of substantially all of the assets of privately held Toledo Pickling and Steel Sales, Inc. ("TPSS"), a Midwest-based steel service center. The Company has entered into a letter of intent to acquire TPSS through a newly-formed subsidiary in consideration for the assumption of TPSS's secured debt and certain of its unsecured liabilities. TPSS expects to have sales in excess of $80 million for the fiscal year ended September 30, 1998.

TPSS pickles, processes and sells slit coil steel, including hot rolled, cold rolled, hot-dipped galvanized and galvanneal, electronic galvanized, and aluminized steel coils. The Company expects to utilize TPSS as the core of an aggressive acquisition effort in the Midwest, and also expects to grow the business through expansion of TPSS's existing facilities, currently consisting of a 175,000 square foot facility in Toledo, Ohio.

The consummation of the TPSS acquisition is contingent upon certain closing conditions being met by the parties including the execution of definitive agreements, completion of a review of the business of TPSS and the closing of the financing with Congress Financial Corporation, which is contingent upon similar closing conditions.

Safe Harbor Statement: The statements contained in this report that are not historical facts may contain forward looking statements that involve a number of know and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, general business conditions, competitive market conditions, success of the Company's growth and sales strategy, whether the Company will suffer customer attrition, whether the transaction between the Company and TPSS will be successfully completed and integrated, whether the Company will have sufficient resources to realize its growth plans, fluctuations in margins, and other risks and uncertainties currently unknown to management.















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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.


                                    By:    /s/ Donald R. Jackson
                                       ----------------------------------------
                                           Secretary and Treasurer






Date: September 18, 1998